UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 12, 2019

Nuvectra Corporation

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-37525	30-0513847
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

5830 Granite Parkway, Suite 1100,

Plano, Texas 75024

(Address of principal executive offices, including zip code)

(214) 474-3103

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001	NVTR	NASDAQ Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01	Entry into a Material Definitive Agreement.

On July 12, 2019, Nuvectra Corporation (the “Company”) entered into an Equity Distribution Agreement (the “Equity Distribution Agreement”) with Piper Jaffray & Co. (“Piper Jaffray”), pursuant to which the Company may sell, from time to time through Piper Jaffray, as sales agent, shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), in an aggregate offering price of up to $25,000,000.

Subject to the terms and conditions of the Equity Distribution Agreement, Piper Jaffray will use commercially reasonable efforts to sell shares of Common Stock from time to time based on the Company’s written instructions. Piper Jaffray may sell the Common Stock by any method permitted by law deemed to be an “at the market offering” as defined in Rule 415(a)(4) promulgated under the Securities Act of 1933, as amended, including sales made through The Nasdaq Global Market or on any other existing trading market for the Common Stock. Piper Jaffray’s obligation to sell shares under the Equity Distribution Agreement is subject to the satisfaction of certain conditions, including the effectiveness of the Registration Statement (as defined below) and other customary closing conditions. The Company is not obligated to sell any shares under the Equity Distribution Agreement.

The Company will pay Piper Jaffray a commission equal to 3.0% of the gross sales price of all shares sold through it as agent and will reimburse Piper Jaffray for certain specified expenses up to $50,000. The Company also has agreed to provide Piper Jaffray with customary indemnification and contribution rights.

The offering of the Company’s Common Stock pursuant to the Equity Distribution Agreement will terminate upon the earlier of (i) the sale of all shares subject to the Equity Distribution Agreement and (ii) the termination of the Equity Distribution Agreement. The Equity Distribution Agreement may be terminated by the Company at any time upon ten days’ prior written notice and by Piper Jaffray at any time upon written notice.

The Common Stock to be sold under the Equity Distribution Agreement will be registered pursuant to a registration statement on Form S-3 that the Company filed with the U.S. Securities and Exchange Commission on July 12, 2019 (the “Registration Statement”).

The above description of the Equity Distribution Agreement is not complete and is qualified by reference to the complete text of the Equity Distribution Agreement, which was filed as Exhibit 1.2 to the Registration Statement and is incorporated by reference into this Item 1.01.

This Current Report on Form 8-K shall not constitute an offer to sell, or the solicitation of an offer to buy, any shares under the Equity Distribution Agreement, nor shall there be any sale of such shares in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

Item 9.01	Financial Statements and Exhibits.

(d)

Exhibit No.	Description

1.1

Equity Distribution Agreement, dated July 12, 2019, by and between the Company and Piper Jaffray & Co. (filed as Exhibit 1.2 to our registration statement on Form S-3 on July 12, 2019, and incorporated herein by reference)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NUVECTRA CORPORATION

Date: July 15, 2019	/s/ Melissa G. Beare
Melissa G. Beare
Executive Vice President and General Counsel